CENTER BANCORP, INC.

BYLAWS

AS AMENDED AND RESTATED THROUGH

APRIL 12, 2013

INDEX

TO AMENDED AND RESTATED BYLAWS OF

CENTER BANCORP, INC.

As of April 12, 2013

BYLAWS

OF

CENTER BANCORP, INC.

These Bylaws are supplemental to the New Jersey Business Corporation Act and other applicable provisions of law, as the same shall from time to time be in effect.

ARTICLE I. MEETINGS OF SHAREHOLDERS.

Section 1.01. Place of Meetings. All meetings of the shareholders shall be held at such place or places, within or without the State of New Jersey, as shall be determined by the Board of Directors from time to time.

Section 1.02. Annual Meetings. The annual meeting of the shareholders for the election of Directors and the transaction of such other business as may properly come before the meeting shall be held on such day, at such hour, and at such place, consistent with applicable law, as the Board shall from time to time designate or as may be designated in any notice from the Secretary calling the meeting. Any business which is a proper subject for shareholder action may be transacted at the annual meeting, irrespective of whether the notice of said meeting contains any reference thereto, except as otherwise provided by applicable law or by these Bylaws.

Section 1.03. Special Meetings. Special meetings of the shareholders may be called at any time by the Board of Directors, the Chairman of the Board, the President, or by the shareholders entitled to cast at least twenty-five percent (25%) of the vote which all shareholders are entitled to cast at the particular meeting.

Section 1.04. Conduct of Shareholders' Meetings. The Chairman of the Board shall preside at all shareholders' meetings. In the absence of the Chairman of the Board, the President shall preside or, in his/her absence, any Officer designated by the Board of Directors. The Officer presiding over the shareholders' meeting may establish such rules and regulations for the conduct of the meeting as he/she may deem to be reasonably necessary or desirable for the

orderly and expeditious conduct of the meeting. Unless the Officer presiding over the shareholders' meeting otherwise requires, shareholders need not vote by ballot on any question.

ARTICLE II. DIRECTORS AND BOARD MEETINGS

Section 2.01. Management by Board of Directors. The business and affairs of the Corporation shall be managed by its Board of Directors. The Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute, regulation, the Certificate of Incorporation or these Bylaws directed or required to be exercised or done by the shareholders.

Section 2.02. Nomination for Directors. Nominations for Directors to be elected at an annual meeting of shareholders must be submitted to the Secretary of the Corporation in writing not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year's annual meeting; provided, however, that if the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice to be timely must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the close of business on the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a notice as described above. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the total number of shares of capital stock of the Corporation that will be voted for each proposed nominee; (d) the name and residence address of the notifying shareholder; (e) the number of shares of capital stock of the Corporation owned by the notifying shareholder; (f) all information relating

to such person that is required to be disclosed in solicitations of proxies for election of Directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected), and (g) information requested by the Nominating Committee of the Corporation's Board of Directors. Nominations not made in accordance herewith may, in his/her discretion, be disregarded by the Presiding Officer of the meeting, and upon his/her instruction, the vote tellers may disregard all votes cast for each such nominee. In the event the same person is nominated by more than one shareholder in accordance herewith, the nomination shall be honored, and all shares of capital stock of the Corporation shall be counted if at least one nomination for that person complies herewith.

Section 2.03. Directors Must be Shareholders. Every Director must be a shareholder of the Corporation and shall own in his/her own right the number of shares (if any) required by law in order to qualify as such Director. Any Director shall forthwith cease to be a Director when he/she no longer holds such shares, which fact shall be reported to the Board of Directors by the Secretary, whereupon the Board of Directors shall declare the seat of such Directors vacated. Each Director, during the full term of his directorship, shall own a minimum of One Thousand and 00/100 ($1,000.00) Dollars par value of stock in the Corporation.

Section 2.04. Number of Directors. The Board of Directors shall consist of not less than five (5) nor more than twenty-five (25) members, the exact number to be fixed and determined from time to time by resolution of a majority of the full Board of Directors or by resolution of the members at any annual or special meeting thereof.

Section 2.05. Election of Directors. At each annual meeting of shareholders, Directors shall be elected for terms expiring at the next annual meeting of shareholders. Each Director shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal.

Section 2.06. Vacancies. Vacancies in the Board of Directors, including vacancies resulting from an increase in the number of Directors, may be filled by the remaining members of the Board even though less than a quorum. Each Director so elected shall be a Director until his/her successor is elected by the shareholders, who may make such election at the next annual meeting of the shareholders or at any special meeting duly called for that purpose and held prior thereto.

Section 2.07. Resignations. Any Director may resign at any time. Such resignation shall be in writing, but the acceptance thereof shall not be necessary to make it effective.

Section 2.08. Compensation of Directors. No Director shall be entitled to any salary as such; but the Board of Directors may fix, from time to time, a reasonable annual fee for acting as a Director and a reasonable fee to be paid each Director for his/her services in attending meetings of the Board and meetings of committees appointed by the Board. The Corporation may reimburse Directors for expenses related to their duties as a member of the Board. No salaried Officer is entitled to compensation as a Director.

Section 2.09. Regular Meetings. Regular meetings of the Board of Directors shall be held on such day, at such hour, and at such place, consistent with applicable law, as the Board shall from time to time designate or as may be designated in any notice from the Secretary of the meeting. The Board of Directors shall meet for reorganization at the first regular meeting following the annual meeting of shareholders at which the Directors are elected. Notice need not be given of regular meetings of the Board of Directors which are held at the time and place designated by the Board of Directors. If a regular meeting is not to be held at the time and place designated by the Board of Directors, notice of such meeting, which need not specify the business to be transacted thereat and which may be either verbal or in writing, shall be given by the Secretary to each member of the Board at least twenty-four (24) hours before the time of the meeting.

A majority of the members of the Board of Directors shall constitute a quorum for the transaction of business. If at the time fixed for the meeting, including the meeting to organize

the new Board following the annual meeting of shareholders, a quorum is not present, the Directors in attendance may adjourn the meeting from time to time until a quorum is obtained.

Except as otherwise provided herein, a majority of Directors shall decide each matter considered. A Director cannot vote by proxy, or otherwise act by proxy at a meeting of the Board of Directors.

Section 2.10. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the President or at the request of three (3) or more members of the Board of Directors. A special meeting of the Board of Directors shall be deemed to be any meeting other than the regular meeting of the Board of Directors. Notice of the time and place of every special meeting, which need not specify the business to be transacted thereat and which may be either verbal or in writing, shall be given by the Secretary to each member of the Board at least twenty-four (24) hours before the time of such meeting excepting the Organization Meeting following the election of Directors.

Section 2.11. Reports and Records. The reports of Officers and Committees and the records of the proceedings of all Committees shall be filed with the Secretary of the Corporation and presented to the Board of Directors, if practicable, at its next regular meeting. The Board of Directors shall keep complete records of its proceedings in a minute book kept for that purpose. When a Director shall request it, the vote of each Director upon a particular question shall be recorded in the minutes.

ARTICLE III. COMMITTEES.

Section 3.01. Committees. The following four (4) Committees of the Board of Directors shall be established by the Board of Directors in addition to any other Committee the Board of Directors may in its discretion establish: Executive, Audit, Nominating and Compensation.

Section 3.02. Executive Committee. The Executive Committee shall consist of any four (4) or more Directors. A majority of the members of the Executive Committee shall

constitute a quorum, and actions of a majority of those present at a meeting at which a quorum is present shall be actions of the Committee. Meetings of the Committee may be called at any time by the Chairman or Secretary of the Committee, and shall be called whenever two (2) or more members of the Committee so request in writing. The Executive Committee shall have and exercise the authority of the Board of Directors in the management of the business of the Corporation between the dates of regular meetings of the Board.

Section 3.03. Audit Committee. The Audit Committee shall consist of at least four (4) Directors, none of whom shall be Officers of the Corporation. Meetings of the Committee may be called at any time by the Chairman or Secretary of the Committee, and shall be called whenever two (2) or more members of the Committee so request in writing. A majority of the members of the Committee shall constitute a quorum, and actions of a majority of those present at a meeting at which a quorum is present shall be actions of the Committee. The Committee shall supervise the audit of the books of the Corporation and recommend for approval by the Board the services of a reputable Certified Public Accounting firm to examine the affairs of the Corporation. The Board of Directors shall further define the duties of the Audit Committee in a written charter.

Section 3.04. Nominating Committee; Compensation Committee. The Board shall define the composition and duties of each of the Nominating Committee and Compensation Committee in respective written charters.

Section 3.05. Appointment of Committee Members. The Board of Directors shall elect the members of the Executive, Audit, Nominating and Compensation Committees to serve until the next annual meeting of shareholders. The Chairman of the Board shall appoint or shall establish a method of appointing, subject to the approval of the Board of Directors, the members of any other Committees established by the Board of Directors, and the Chairman of such Committee, to serve until the next annual meeting of shareholders. The Board of Directors may appoint, from time to time, other Committees, for such purposes and with such powers as the Board may determine.

Section 3.06. Organization and Proceedings. Each Committee of the Board of Directors shall have a chairman appointed by the Chairman of the Board. A record of proceedings of all Committees shall be kept by the Secretary of such Committee and filed and presented as provided in Section 2.11 of these Bylaws.

ARTICLE IV. OFFICERS.

Section 4.01. Officers. The Officers of the Corporation shall be a Chairman of the Board, President, one (1) or more Vice Presidents, a Secretary, a Treasurer, and such other Officers and Assistant Officers as the Board of Directors may from time to time deem advisable. Except for the President, Secretary, and Treasurer, the Board may refrain from filling any of the said offices at any time and from time to time. The same individual may hold any two (2) or more offices except both the offices of President and Secretary. The following Officers shall be elected by the Board of Directors at the time, in the manner and for such terms as the Board of Directors from time to time shall determine: Chairman of the Board, President, Executive Vice President, Senior Vice President, Administrative Vice President, Secretary, and Treasurer. The Chairman may, subject to change by the Board of Directors, appoint such Officers and Assistant Officers as he may deem advisable provided such Officers or Assistant Officers have a title not higher than Vice President, who shall hold office for such periods as the Chairman shall determine. Any Officer may be removed at any time, with or without cause, and regardless of the term for which such Officer was elected, but without prejudice to any contract right of such Officer. Each Officer shall hold his office for the current year for which he was elected or appointed by the Board unless he shall resign, becomes disqualified, or be removed at the pleasure of the Board of Directors.

Section 4.02. Chairman. The Chairman shall have general supervision of all of the departments and business of the Corporation and shall prescribe the duties of the other Officers and Employees and see to the proper performance thereof. The Chairman shall be responsible for having all orders and resolutions of the Board of Directors carried into effect. The Chairman

shall execute on behalf of the Corporation and may affix or cause to be affixed a seal to all authorized documents and instruments requiring such execution, except to the extent that signing and execution thereof shall have been delegated to some other Officer or Agent of the Corporation by the Board of Directors or by the Chairman.

Section 4.03. President. The Board of Directors shall appoint one of its members to be President of the Corporation. In the absence of the Chairman, he or she shall preside at any meeting of the Board. The President shall have general executive powers, and shall have and may exercise any and all other powers and duties pertaining by law, regulation, or practice, to the office of President, or imposed by these Bylaws. He shall also have and may exercise such further powers and duties as from time to time may be conferred upon, or assigned to, him by the Board of Directors. The President shall be responsible for overall operations under the direction of the Chairman of the Board and Chief Executive Officer.

Section 4.04. Vice Presidents. The Vice Presidents shall perform such duties, do such acts and be subject to such supervision as may be prescribed by the Board of Directors or the President. In the event of the absence or disability of the President or his/her refusal to act, the Vice Presidents, in the order of their rank, and within the same rank in the order of their authority, shall perform the duties and have the powers and authorities of the President, except to the extent inconsistent with applicable law.

Section 4.05. Secretary. The Secretary shall act under the supervision of the President or such other Officers as the President may designate. Unless a designation to the contrary is made at a meeting, the Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all of the proceedings of such meetings in a book to be kept for that purpose, and shall perform like duties for the standing Committees when required by these Bylaws or otherwise. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the Board of Directors. The Secretary shall keep a seal of the Corporation, and, when authorized by the Board of Directors or the President, cause it to be affixed to any documents and instruments requiring it. The Secretary shall perform such other

duties as may be prescribed by the Board of Directors, President, or such other supervising Officer as the President may designate.

Section 4.06. Treasurer. The Treasurer shall act under the supervision of the President or such other Officer as the President may designate. The Treasurer shall have custody of the Corporation's funds and such other duties as may be prescribed by the Board of Directors, President or such other supervising Officer as the President may designate.

Section 4.07. Assistant Officers. Unless otherwise provided by the Board of Directors, each Assistant Officer shall perform such duties as shall be prescribed by the Board of Directors, the President or the Officer to whom he/she is an Assistant. In the event of the absence or disability of an Officer or his/her refusal to act, his/her Assistant Officer shall, in the order of their rank, and within the same rank in the order of their seniority, have the powers and authorities of such Officer.

Section 4.08. Compensation. Unless otherwise provided by the Board of Directors, the salaries and compensation of all Officers shall be fixed by and in the manner designated by the Board.

Section 4.09. General Powers. The Officers are authorized to do and perform such corporate acts as are necessary in the carrying on of the business of the Corporation, subject always to the direction of the Board of Directors.

ARTICLE V. SHARES OF CAPITAL STOCK.

Section 5.01. Authority to Sign Share Certificates. Every share certificate of the Corporation shall be signed by the President and by the Treasurer. Certificates may be signed by a facsimile signature of the President and the Treasurer.

Section 5.02. Lost or Destroyed Certificates. Any person claiming a share certificate to be lost, destroyed or wrongfully taken shall receive a replacement certificate if such person shall have: (a) requested such replacement certificate before the Corporation has notice that the shares have been acquired by a bona fide purchaser; (b) provided the Corporation with an

indemnity agreement satisfactory in form and substance to the Board of Directors, or the President or the Treasurer; and (c) satisfied any other reasonable requirements (including providing an affidavit and a surety bond) fixed by the Board of Directors, or the President or the Treasurer.

ARTICLE VI. GENERAL.

Section 6.01. Fiscal Year. The fiscal year of the Corporation shall begin on the first (1st) day of January in each year and end on the thirty-first (31st) day of December in each year.

Section 6.02. Record Date. The Board of Directors may fix in accordance with applicable law any date and time prior to the date of any meeting of shareholders, or the date for the payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares will be made or will go into effect, as a record date for the determination of the shareholders entitled to notice of, or to vote at, any such meetings, or entitled to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of shares.

Section 6.03. Absentee Participation in Meetings. One (1) or more Directors may participate in a meeting of the Board of Directors, or of a Committee of the Board, by means of a conference telephone or similar communications equipment, by means of which all persons participating in the meeting can hear each other.

Section 6.04. Emergency Bylaws. In the event of any emergency resulting from a nuclear attack or similar disaster, and during the continuance of such emergency, the following Bylaw provisions shall be in effect, notwithstanding any other provisions of the Bylaws:

(a) A meeting of the Board of Directors or of any Committee thereof may be called by any Officer or Director upon one (1) hour's notice to all persons entitled to notice whom, in the sole judgment of the notifier, it is feasible to notify;

(b) The Director or Directors in attendance at the meeting of the Board of Directors or of any Committee thereof shall constitute a quorum; and

(c) These Bylaws may be amended or repealed, in whole or in part, by a majority vote of the Directors attending any meeting of the Board of Directors, provided such amendment or repeal shall only be effective for the duration of such emergency.

Section 6.05. Severability. If any provision of these Bylaws is illegal or unenforceable as such, such illegality or unenforceability shall not affect any other provision of these Bylaws and such other provisions shall continue in full force and effect.

ARTICLE VII. AMENDMENT OR REPEAL.

Section 7.01. Amendment or Repeal by the Board of Directors. These Bylaws may be amended or repealed, in whole or in part, by a majority vote of members of the Board of Directors at any regular or special meeting of the Board duly convened. Notice need not be given of the purpose of the meeting of the Board of Directors at which the amendment or repeal is to be considered.

Section 7.02. Recording Amendments and Repeals. The text of all amendments and repeals.to these Bylaws shall be attached to the Bylaws with a notation of the date and vote of such amendment or repeal.